Venture Stores, Inc.
                     Computation of Earnings Per Share

(thousands, except per share data)                             EXHIBIT 11

                                13 WEEKS ENDED         39 WEEKS ENDED
                             Oct. 26,   Oct. 28,    Oct. 26,   Oct. 28,
                               1996       1995        1996       1995

Net earnings (loss)         $  (9,203) $ (12,580)  $ (11,276) $ (33,113)
Less Preferred dividend          (625)      (625)     (1,875)    (1,875)
Net earnings (loss) avail.
  to common shareowners     $  (9,828) $ (13,205)  $ (13,151) $ (34,988)

Average outstanding shares     18,257     17,316      17,947     17,296

Earnings (Loss) per common
 share                      $   (0.54) $   (0.76)  $   (0.73) $   (2.02)

PRIMARY:

Net earnings (loss)         $  (9,203) $ (12,580)  $ (11,276) $ (33,113)
Less Preferred dividend          (625)      (625)     (1,875)    (1,875)
Net earnings (loss) avail.
  to common shareowners     $  (9,828) $ (13,205)  $ (13,151) $ (34,988)

Average outstanding shares     18,257     17,316      17,947     17,296
Net effect of dilutive
  stock options - based on
  the treasury method              28          0          55          9
Average shares for primary
  earnings per share           18,285     17,316      18,002     17,305

Primary earnings (loss) per
  common share              $   (0.54) $   (0.76)  $   (0.73) $   (2.02)





                          Venture Stores, Inc.
                   Computation of Earnings Per Share

(thousands, except per share data)                 Exhibit 11 (continued)

                               13 WEEKS ENDED          39 WEEKS ENDED
                             Oct. 26,   Oct. 28,    Oct. 26,   Oct. 28,
                               1996       1995        1996       1995
FULLY DILUTED:

Net earnings (loss)         $  (9,203) $ (12,580)  $ (11,276) $ (33,113)
Less Preferred dividend          (625)      (625)     (1,875)    (1,875)
Net earnings (loss) avail.
  to common shareowners     $  (9,828) $ (13,205)  $ (13,151) $ (34,988)

Average outstanding shares     18,257     17,316      17,947     17,296
Net effect of dilutive
  stock options - based on
  the treasury method              28          0          55          9
Average shares for
  fully diluted
  earnings per share           18,285     17,316      18,002     17,305

Fully diluted earnings
  (loss) per common share   $   (0.54) $   (0.76)  $   (0.73) $   (2.02)